EXHIBIT 11

                    NATIONAL SANITARY SUPPLY COMPANY
<F1>
                 COMPUTATION OF EARNINGS PER SHARE (a)
                              (UNAUDITED)
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
                                                Three Months Ended
(thousands, except per share data)                   March 31,
- ----------------------------------           ----------------------
                                              1995            1994
                                             -------        -------
Computation of Earnings Per Common
 and Common Equivalent Share
 Net Income                                  $   759        $   574
                                             =======        =======

Average Number of Shares of
 Common Stock Outstanding                      6,050          5,937
Incremental Effect of
 Unexercised Stock Options                        87            108
                                             -------        -------
Average Number of Shares of
 Common Stock and Common Stock
 Equivalents Outstanding                       6,137          6,045
                                             =======        =======
Earnings per Common and Common
 Equivalent Share                            $  0.12        $  0.09
                                             =======        =======
Computation of Earnings Per Common
 Share Assuming Full Dilution
 Net Income                                  $   759        $   574
                                             =======        =======
Average Number of Shares of
 Common Stock Outstanding                      6,050          5,937
Incremental Effect of
 Unexercised Stock Options                        88            108
                                             -------        -------
Average Number of Shares of
 Common Stock assuming
 Full Dilution                                 6,138          6,045
                                             =======        =======
Earnings Per Common Share
 Assuming Full Dilution                      $  0.12        $  0.09
                                             =======        =======
(a) This calculation is submitted in accordance with the Securities Exchange Act of 1934. Because the incremental effect of unexercised stock options results in dilution of less than 3%, the per share data presented in the consolidated statement of income excludes the impact of common stock equivalents.
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